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                                LEASE AGREEMENT

     LEASE AGREEMENT made as of the 19th day of December, 1995, by and between Elaine Fox, with an address of 43 Stratton Road, Scarsdale, New York 10583 (hereinafter referred to as the "Landlord") and Enamelon, Inc. A Delaware corporation with an address of 15 Kimball Avenue, Yonkers, New York (hereinafter referred to as the "Tenant").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Landlord is the owner of premises at 15 Kimball Avenue, Yonkers, New York (hereinafter referred to as the "Property").

     WHEREAS, Tenant is desirous of leasing a six room office suite in the lower level of the Property for corporate offices (the "Premises"); and

     WHEREAS, Landlord is desirous of leasing the Premises to Tenant.

     NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter contained, it is agreed as follows:

     1. Landlord hereby leases to Tenant a six room office suite in the lower level of the Property, which suite shall constitute the Premises for a term of on e (1) year commencing January 1, 1996 and terminating December 31, 1996, unless sooner terminated. Tenant agrees to use the Premises solely for office purposes.

     2. The parties agree that the basic annual reserved rent during the term of this Lease shall be THIRTY THOUSAND DOLLARS ($30,000.00). Rent shall be payable in equal monthly installments of the first day of each month in advance.

     3. On or before the commencement of the term of the Lease, Tenant shall deliver to Landlord the amount of TWO THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($2,500.00) as security for the true and faithful performance of all the terms and covenants contained herein (the "Security Deposit"). The Security Deposit shall not be applied against the rent under this Lease, but shall be returned to Tenant upon the expiration of the term of this Lease subject to the provision of Paragraph 9 below. Landlord shall have the right to apply the Security Deposit to cure any default by Tenant, and Tenant thereafter agrees to restore the Security Deposit. Landlord shall have no obligation to pay Tenant any interest on account of the Security Deposit. Landlord shall have the right to commingle the Security Deposit with other funds of Landlord.



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     4. Tenant has inspected the Premises and agrees to accept them as is.
Tenant agrees that any painting and/or alterations to the Premises for the term of the Lease shall be the obligation of Tenant, and any such painting or alterations shall be done only with the express prior written consent of the Landlord. Tenant shall also be responsible for the repair and/or replacement of all window air conditioners in the Premises. Tenant agrees that any alteration work to be performed shall be done by competent contractors; that all work shall be performed in accordance with all applicable Federal, State or Municipal rules, regulations and ordinances; that Tenant shall secure all necessary permits and licenses to proceed with the work; that all workmen and contractors shall be fully and property insured; and Tenant shall not permit the filing of any mechanics liens against the Premises of the Property. If any mechanics liens are filed, Tenant shall satisfy or bond the same within thirty (30) days of the filing of such mechanics liens. If the Tenant shall fail to do so, then Landlord may do so, and the amount so paid together with any attorney's fees or other costs and expenses shall be deemed to be additional rent owing from Tenant to the Landlord for the month next ensuing after the Landlord shall have paid the charge. Any permanent improvements made by Tenant to the Premises, such as installation of carpeting and tiles, shall become the property of Landlord upon installation.

     5. The parties agree that Tenant may not sublet the Premises or assign its interest in this Lease without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord's sole and absolute discretion.

     6. Tenant agrees to maintain and operate the Premises and all business conducted there in accordance with and in compliance with all laws, rules, orders, regulations, ordinances of each and every governmental department, agency unit or bureau having jurisdiction over the Premises or the business of Tenant.

     7. The following shall constitute events of default by Tenant and shall be a breach of this Lease:

          a)   failure to pay rent as and when due;

          b)   failure to pay the utility bill as and when due;

          c) failure to perform any of the terms, conditions and covenants contained in this Lease.

     Upon the occurrence of the events listed in a) and b) above, this Lease shall cease and terminate upon there (3) days written notice by Landlord to Tenant, unless Tenant shall cure said default within three (3) days after receipt of such notice. Upon the occurrence of any of the events listed in c) above, Landlord shall give Tenant written notice of, such default and Tenant shall have a period of ten (10) days. Tenant shall diligently proceed to commence to cure such default within the ten (10) day period. If Tenant has failed to cure such default within ten (10) days, then this




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Lease shall cease and terminate upon three (3) days written notice by Landlord to Tenant.

     8. If the Premises are rendered wholly or partially unusable by fire or other casualty, the rent payable hereunder shall abate proportionate to the date of such casualty and to the portion of the Premises which is unusable. Landlord shall, except as hereinafter provided, repair and restore the Premises with all reasonable speed, subject to delays beyond Landlord's control, including, without limitation, delays due to adjustment of insurance claims, and labor troubles. In the event Landlord shall decide following fire or other casualty to demolish the building on the Property or not to repair and restore the Premises, Landlord may elect to terminate this Lease by notice thereof to Tenant given within thirty (30) days from the giving of such notice. In no event may Tenant elect to terminate this Lease. Nothing contained herein shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Landlord shall in no event be liable to Tenant for any loss to Tenant's personal property on the Premises of the interruption of Tenant's business.

     9. Notwithstanding anything in Paragraph 8 to the contrary, upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises in good order and condition, reasonable wear and tear excepted. Tenant shall remove all its personal property from the Premises, but shall be liable for any damage caused to the Premises during removal of said property.

     10. Tenant agrees that the Premises shall be separately metered for electricity. Tenant agrees to promptly pay, when due, all utility bills rendered by Consolidated Edison (or successor company). Tenant hereby indemnifies Landlord against all losses from Tenant's failure to pay such utility bill. Landlord is not responsible for any curtailment of such electrical services by Consolidated Edison (or successor company) and such curtailment of electrical service shall not entitle Tenant to any abatement of rent or additional rent.

     11. The tenant agrees that the individual Landlord or any successor interest thereto who may be an individual, Joint Venture, tenancy in common, firm or partnership, general or limited, shall have no personal liability in respect to any of the covenants or conditions of this Lease. The Tenant or any successor thereto shall look solely to the equity of the Landlord in the Property for the satisfaction of any remedy against the Landlord in the event of a breach by the Landlord of any of the covenants or conditions of this Lease.

     12. If any violation shall be filed or noted against Landlord or against the Premises by any governmental agency having jurisdiction of the Premises, Landlord agrees that it will promptly cure such violations at its own cost and expense.

     13. Landlord shall not be liable for any loss of property by or injury to Tenant resulting from theft or other criminal activity in the Premises. Landlord shall not be liable to Tenant for any damage caused by other Tenants or persons in the Premises.



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     14. The failure of Landlord to seek redress of Tenant's breach of any of the terms and conditions of this Lease shall not prevent Landlord from enforcing any of its rights and remedies as to any future breach by Tenant. Acceptance by Landlord of rent with knowledge of any breach of any term or covenant of this Lease shall not be deemed a waiver of such breach.

     15. Tenant agrees that in no event shall any right of subrogation be asserted against Landlord for any injury, damage or loss suffered by Tenant.

     16. The interpretation and enforcement of this Lease shall be governed by New York law.

     17. In the event of any dispute between the parties to this Lease, if such dispute results in litigation between Landlord and Tenant, the prevailing party in any such action shall be entitled to recover attorney's fees and court costs from the non-prevailing party.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease Agreement as of the date and year first written above.



/s/ Elaine Fox                             ENAMELON, INC.
- ----------------------------               a Delaware corporation
ELAINE FOX
Landlord

                                           By: Dr. Steven R. Fox
                                               ---------------------------------
                                               Dr. Steven R. Fox,
                                               Chairman of the Board



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